Exhibit 99.1

Westrock Coffee Company Reports Third Quarter 2024 Results

Announces Appointment of Ken Parent to Board of Directors

Little Rock, Ark., November 7, 2024 (GLOBE NEWSWIRE) – Westrock Coffee Company (Nasdaq: WEST) (“Westrock Coffee” or the “Company”) today reported financial results for the third quarter ended September 30, 2024.

Scott T. Ford, CEO and Co-founder stated, “Westrock Coffee Company had a strong third quarter despite what continues to be a challenging macroeconomic environment for the consumer. This is the third consecutive quarter of impressive, combined segment, year over year performance, which is driven by improvements in our base business, as the Conway extract and ready-to-drink facility will not see substantive revenues until early 2025.

As it relates to the new Conway facility, the sales and customer onboarding work that the team has excelled at over the past two years is nothing short of phenomenal. It has resulted in more than a dozen new customers who will begin placing orders in the first quarter of 2025, from whom, once fully onboarded, are expected to produce more annual Consolidated Adjusted EBITDA than the entirety of our current base business. This is the promised earnings power of transitioning this facility from a construction and product development project to a filled and operational production plant.”

Third Quarter Highlights

Consolidated Results

●	Net sales were $220.9 million for the third quarter of 2024, an increase of $1.2 million, or 0.6%, compared to the third quarter of 2023.
●	Gross profit for the third quarter of 2024 was $37.1 million and included $0.5 million of non-cash mark-to-market losses, compared to gross profit of $35.1 million for the third quarter of 2023, which included $1.2 million of non-cash mark-to-market losses.
●	Net loss for the period was $14.3 million, compared to a net income of $16.6 million for the third quarter of 2023. The $14.3 million net loss for the third quarter of 2024 included $2.5 million of transaction, restructuring and integration expense, $7.9 million of pre-production costs related to our Conway, Arkansas extract and ready-to-drink facility (the “Conway Facility”), $4.0 million of scale-up costs related to the Conway Facility, $1.2 million of impairment charges related to our previously announced plant closures, and $5.5 million non-cash gains from the change in fair value of warrant liabilities. The $16.6 million net income for the third quarter of 2023 included $3.1 million of transaction, restructuring and integration expense, $3.0 million of pre-production costs related to our Conway Facility, and $25.1 million of non-cash gains from the change in fair value of warrant liabilities.
●	Consolidated Adjusted EBITDA[1] for the third quarter of 2024 was $10.3 million and included $4.0 million of scale-up costs associated with our Conway Facility. Consolidated Adjusted EBITDA for the third quarter of 2023 was $11.6 million and did not include any scale-up costs associated with our Conway Facility.

1 Consolidated Adjusted EBITDA is a non-GAAP measure. The definition of Consolidated Adjusted EBITDA is included under the section titled “Non-GAAP Financial Measures” and a reconciliation of Consolidated Adjusted EBITDA to the most comparable GAAP measure is provided in the tables that accompany this release.

Segment Results

●	Beverage Solutions segment contributed $164.0 million of net sales and had Segment Adjusted EBITDA[2] of $11.8 million for the third quarter of 2024, compared to $176.8 million and $9.9 million, respectively, for the third quarter of 2023.
●	Sustainable Sourcing & Traceability (“SS&T”) segment, net of intersegment revenues, contributed $56.9 million of net sales and had Segment Adjusted EBITDA of $2.5 million for the third quarter of 2024, compared to $42.8 million and $1.7 million, respectively, for the third quarter of 2023.

Warrant Exchange

As previously disclosed, on September 30, 2024 the Company completed an exchange offer (the “Offer”) for all of its outstanding private placement warrants (the “Private Warrants”) and substantially all of its public warrants (the “Public Warrants” and together with the Private Warrants, the “Warrants”), issuing approximately 5.4 million shares of common stock of the Company, par value $0.01 per share (“Common Shares”). In connection with the Offer, the Company completed a consent solicitation, pursuant to which it received approval to amend the warrant agreement, which governs the Warrants (the “Warrant Amendment”). In accordance with the terms of the Warrant Amendment, the Company exercised its right to exchange each Public Warrant that remained outstanding following the closing of the Offer for Common Shares. Accordingly, on October 16, 2024, the Company completed the exchange of the remaining Public Warrants, issuing 0.1 million Common Shares (the “Post-Offer Exchange”). Following the Post-Offer Exchange, no Warrants remain outstanding.

Board Appointment

The Company is announcing today the appointment of Ken Parent to the Company’s Board of Directors. Mr. Parent served as special advisor to the chairman and chief executive officer of Pilot Flying J, the largest travel center operator in North America from January 2021 to February 2023. From 2014 to December 31, 2020, Mr. Parent served as president of Pilot Flying J. In this role, he oversaw all company functions, including human resources, technology, finance, real estate and construction. Mr. Parent also led strategic initiatives on behalf of Pilot Flying J. Prior to becoming president, he served as executive vice president, chief operating officer of Pilot Flying J from 2013 to 2014. Prior to that, Mr. Parent served as Pilot Flying J's senior vice president of operations, marketing and human resources from 2001 to 2013 where he managed store and restaurant operations, marketing, sales, transportation and supply and distribution. Mr. Parent holds a Master of Business Administration and a bachelor's degree in marketing from San Diego State University.

2024 and 2025 Preliminary Outlook

The Company is updating its guidance to conform to its revised presentation of Consolidated Adjusted EBITDA, as discussed in the tables that accompany this release. In fiscal year 2024, the Company expects to report $50.0 million of Consolidated Adjusted EBITDA, which includes $10.0 million of scale-up costs associated with the Conway Facility. This updated guidance is operationally equivalent to the Company’s prior guidance using the historic presentation of Adjusted EBITDA, and accounts for the continued softness in the Company’s single serve cup platform and push out of the sales ramp for the Conway Facility ready-to-drink (“RTD”) can products into the first quarter of 2025 (vs. the fourth quarter of 2024).

In fiscal year 2025, the Company expects to report Consolidated Adjusted EBITDA of between $80.0 million and $100.0 million, which includes approximately $10.0 to $15.0 million of scale-up costs associated with the Conway Facility.  This growth in Consolidated Adjusted EBITDA is driven by:

(i)	volume growth in the Company’s core coffee business from new retail coffee customers;
(ii)	new volume commitments from existing single serve customers and new single serve customer wins;
(iii)	full year benefit of expense savings from cost reduction and facility consolidation efforts;

2 Segment Adjusted EBITDA is a segment performance measure. While not a U.S. GAAP measure, a segment performance measure is required to be disclosed by U.S. GAAP in accordance with FASB Accounting Standards Codification 280, Segment Reporting. Segment Adjusted EBITDA is defined consistently with Consolidated Adjusted EBITDA, except that it excludes scale-up costs related to the Conway Facility.

(iv)	the rapid scale of our RTD can volumes beginning in the first quarter of 2025 and continuing throughout 2025, and the launch of our RTD glass bottle products in the third quarter of 2025.

Management will provide additional details regarding the 2024 and 2025 outlook on its earnings results call to be held today.

The Company is not readily able to provide a reconciliation of forecasted Consolidated Adjusted EBITDA to forecasted GAAP net income (loss) without unreasonable effort because certain items that impact such figure are uncertain or outside the Company’s control and cannot be reasonably predicted. Such items include the impacts of non-cash gains or losses resulting from mark-to-market adjustments, among others.

Conference Call Details

Westrock Coffee will host a conference call and webcast at 4:30 p.m. ET today to discuss this release. To participate in the live earnings call and question and answer session, please register at HERE and dial-in information will be provided directly to you. The live audio webcast will be accessible in the “Events and Presentations” section of the Company’s Investor Relations website at https://investors.westrockcoffee.com. An archived replay of the webcast will be available shortly after the live event has concluded and will be available for a minimum of 14 days.

About Westrock Coffee

Westrock Coffee is a leading integrated coffee, tea, flavors, extracts, and ingredients solutions provider in the United States, providing coffee sourcing, supply chain management, product development, roasting, packaging, and distribution services to the retail, food service and restaurant, convenience store and travel center, non-commercial account, CPG, and hospitality industries around the world. With offices in 10 countries, the Company sources coffee and tea from numerous countries of origin.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time.  Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, our 2024 financial outlook, our 2025 preliminary financial outlook, certain plans, expectations, goals, projections, and statements about the timing and benefits of the build-out, and our ability to sell or commit the capacity of the Company's Conway, Arkansas extract and ready-to-drink facility, the plans, objectives, expectations, and intentions of Westrock Coffee, and other statements that are not historical facts. These statements are based on information available to Westrock Coffee as of the date hereof and Westrock Coffee is not under any duty to update any of the forward-looking statements after the date of this communication to conform these statements to actual results. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the management of Westrock Coffee as of the date hereof and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and should not be relied on by an investor, or others, as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Westrock Coffee. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, changes in domestic and foreign business, market, financial, political, and legal conditions; risks relating to the uncertainty of the projected financial information with respect to Westrock Coffee; risks related to the rollout of Westrock Coffee's business and the timing of expected business milestones; the effects of competition on Westrock Coffee's business; the ability of Westrock Coffee to issue equity or equity-linked securities or obtain debt financing in the future; the risk that Westrock Coffee fails to fully realize the potential benefits of acquisitions or joint ventures or has difficulty successfully integrating acquired companies; the availability of equipment and the timely performance by suppliers involved with the build-out of the Conway, Arkansas extract and ready-to-drink facility; the loss of significant customers or delays in bringing their products to market; and those factors discussed in Westrock Coffee’s Annual Report on Form 10-K, which was filed with the United States Securities and Exchange

Commission (the “SEC”) on March 15, 2024, in Part I, Item 1A “Risk Factors” and other documents Westrock Coffee has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Westrock Coffee does not presently know, or that Westrock Coffee currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, the forward-looking statements reflect Westrock Coffee's expectations, plans, or forecasts of future events and views as of the date of this communication. Westrock Coffee anticipates that subsequent events and developments will cause Westrock Coffee's assessments to change. However, while Westrock Coffee may elect to update these forward-looking statements at some point in the future, Westrock Coffee specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as a representation of Westrock Coffee's assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Media:

Westrock Coffee: PR@westrockcoffee.com

Investor Contact:

Westrock Coffee: IR@westrockcoffee.com

Westrock Coffee Company

Condensed Consolidated Balance Sheets

(Unaudited)

(Thousands, except par value)	September 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$22,359	$37,196
Restricted cash	10,321	644
Accounts receivable, net of allowance for credit losses of $3,447 and $2,915, respectively	102,669	99,158
Inventories	160,644	149,921
Derivative assets	16,720	13,658
Prepaid expenses and other current assets	23,921	12,473
Total current assets	336,634	313,050

Property, plant and equipment, net	438,617	344,038
Goodwill	116,111	116,111
Intangible assets, net	116,968	122,945
Operating lease right-of-use assets	61,404	67,601
Other long-term assets	7,380	7,769
Total Assets	$1,077,114	$971,514

LIABILITIES, CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS' EQUITY
Current maturities of long-term debt	$12,137	$9,811
Short-term debt	58,007	43,694
Accounts payable	52,320	69,106
Supply chain finance program	70,881	78,076
Derivative liabilities	10,204	3,731
Accrued expenses and other current liabilities	38,479	35,217
Total current liabilities	242,028	239,635

Long-term debt, net	326,122	223,092
Convertible notes payable - related party, net	49,689	—
Deferred income taxes	14,475	10,847
Operating lease liabilities	58,507	63,554
Warrant liabilities	729	44,801
Other long-term liabilities	1,286	1,629
Total liabilities	692,836	583,558

Commitments and contingencies

Series A Convertible Preferred Shares, $0.01 par value, 24,000 shares authorized, 23,511 shares and 23,512 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively, $11.50 liquidation value	273,938	274,216

Shareholders' Equity
Preferred stock, $0.01 par value, 26,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 300,000 shares authorized, 94,073 shares and 88,051 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	941	880
Additional paid-in-capital	515,925	471,666
Accumulated deficit	(418,315)	(362,624)
Accumulated other comprehensive income	11,789	3,818
Total shareholders' equity	110,340	113,740

Total Liabilities, Convertible Preferred Shares and Shareholders' Equity	$1,077,114	$971,514

Westrock Coffee Company

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Thousands, except per share data)	2024	2023	2024	2023
Net sales	$220,860	$219,612	$621,749	$649,748
Costs of sales	183,775	184,546	505,987	544,707
Gross profit	37,085	35,066	115,762	105,041

Selling, general and administrative expense	46,132	37,050	142,182	105,275
Transaction, restructuring and integration expense	2,538	3,137	9,901	12,682
Impairment charges	1,165	—	1,996	—
(Gain) loss on disposal of property, plant and equipment	(8)	248	965	1,145
Total operating expenses	49,827	40,435	155,044	119,102
Loss from operations	(12,742)	(5,369)	(39,282)	(14,061)

Other (income) expense
Interest expense	6,889	7,803	21,921	21,216
Change in fair value of warrant liabilities	(5,481)	(25,105)	(7,134)	(18,833)
Other, net	(10)	510	223	1,323
(Loss) income before income taxes and equity in earnings from unconsolidated entities	(14,140)	11,423	(54,292)	(17,767)
Income tax expense (benefit)	84	(5,212)	1,254	(3,331)
Equity in (earnings) loss from unconsolidated entities	35	14	145	80
Net (loss) income	$(14,259)	$16,621	$(55,691)	$(14,516)
Net loss attributable to non-controlling interest	—	—	—	15
Net (loss) income attributable to shareholders	(14,259)	16,621	(55,691)	(14,531)
Participating securities' share in earnings	—	(3,912)	—	—
Accretion of Series A Convertible Preferred Shares	88	93	262	(249)
Net (loss) income attributable to common shareholders	$(14,171)	$12,802	$(55,429)	$(14,780)

(Loss) earnings per common share:
Basic	$(0.16)	$0.15	$(0.63)	$(0.19)
Diluted	$(0.16)	$0.15	$(0.63)	$(0.19)

Weighted-average number of shares outstanding:
Basic	88,540	83,437	88,320	78,203
Diluted	88,540	107,080	88,320	78,203

Westrock Coffee Company

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
(Thousands)	2024	2023
Cash flows from operating activities:
Net loss	$(55,691)	$(14,516)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	23,196	18,419
Impairment charges	1,996	—
Equity-based compensation	8,508	6,297
Provision for credit losses	1,368	278
Amortization of deferred financing fees included in interest expense	2,432	1,560
Loss on disposal of property, plant and equipment	965	1,145
Mark-to-market adjustments	(2,692)	(1,045)
Change in fair value of warrant liabilities	(7,134)	(18,833)
Foreign currency transactions	461	1,481
Deferred income tax expense (benefit)	1,133	(3,331)
Other	1,003	1,443
Change in operating assets and liabilities:
Accounts receivable	(4,930)	1,993
Inventories	(7,191)	(14,153)
Derivative assets and liabilities	12,685	4,090
Prepaid expense and other assets	1,447	(8,469)
Accounts payable	(2,650)	(50,254)
Accrued liabilities and other	9,071	(1,236)
Net cash used in operating activities	(16,023)	(75,131)
Cash flows from investing activities:
Additions to property, plant and equipment	(141,451)	(121,545)
Additions to intangible assets	(144)	(147)
Acquisition of business, net of cash acquired	—	(2,392)
Acquisition of equity method investments and non-marketable securities	—	(1,385)
Proceeds from sale of property, plant and equipment	1,225	198
Net cash used in investing activities	(140,370)	(125,271)
Cash flows from financing activities:
Payments on debt	(151,968)	(170,522)
Proceeds from debt	250,882	221,509
Payments on supply chain financing program	(121,203)	(2,321)
Proceeds from supply chain financing program	114,008	69,787
Proceeds from convertible notes payable	22,000	—
Proceeds from convertible notes payable - related party	50,000	—
Payment of debt issuance costs	(3,329)	(3,023)
Payment of convertible notes payable issuance costs	(511)	—
Net proceeds from (repayments of) repurchase agreements	(7,111)	(8,553)
Proceeds from exercise of stock options	12	848
Proceeds from exercise of Public Warrants	—	2,632
Proceeds from issuance of common stock	635	118,767
Payment of equity issuance costs	(10)	(1,000)
Payment for purchase of non-controlling interest	—	(2,000)
Payment for taxes for net share settlement of equity awards	(2,041)	(2,977)
Net cash provided by financing activities	151,364	223,147
Effect of exchange rate changes on cash	(131)	(335)
Net (decrease) increase in cash and cash equivalents and restricted cash	(5,160)	22,410
Cash and cash equivalents and restricted cash at beginning of period	37,840	26,405
Cash and cash equivalents and restricted cash at end of period	$32,680	$48,815

Westrock Coffee Company

Summary of Segment Results

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Thousands)	2024	2023	2024	2023
Beverage Solutions
Net sales	$164,010	$176,818	$485,322	$547,746
Segment Adjusted EBITDA[1]	11,752	9,884	35,797	29,965

Sustainable Sourcing & Traceability
Net sales[2]	$56,850	$42,794	$136,427	$102,002
Segment Adjusted EBITDA[1]	2,475	1,711	3,236	1,393

1 - Segment Adjusted EBITDA is a segment performance measure. While not a U.S. GAAP measure, a segment performance measure is required to be disclosed by U.S. GAAP in accordance with FASB Accounting Standards Codification 280, Segment Reporting. Segment Adjusted EBITDA is defined consistently with Consolidated Adjusted EBITDA, except that it excludes scale-up costs related to the Conway extract and ready-to-drink facility. Refer to the Notes to Condensed Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for additional information regarding our segments and a reconciliation of Segment Adjusted EBITDA to consolidated net income (loss).

2 - Net of intersegment revenues.

Westrock Coffee Company

Reconciliation of Net Income (Loss) to Non-GAAP Consolidated Adjusted EBITDA

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Thousands)	2024	2023	2024	2023
Net (loss) income	$(14,259)	$16,621	$(55,691)	$(14,516)
Interest expense	6,889	7,803	21,921	21,216
Income tax expense (benefit)	84	(5,212)	1,254	(3,331)
Depreciation and amortization	7,680	6,364	23,196	18,419
EBITDA	394	25,576	(9,320)	21,788
Transaction, restructuring and integration expense	2,538	3,137	9,901	12,682
Change in fair value of warrant liabilities	(5,481)	(25,105)	(7,134)	(18,833)
Management and consulting fees (S&D Coffee, Inc. acquisition)	—	—	—	556
Equity-based compensation	3,028	2,439	8,508	6,297
Impairment charges	1,165	—	1,996	—
Conway extract and ready-to-drink facility pre-production costs	7,937	3,035	30,115	6,615
Mark-to-market adjustments	470	1,160	(2,692)	(1,045)
Loss on disposal of property, plant and equipment	(8)	248	965	1,145
Other	226	1,105	1,506	2,153
Consolidated Adjusted EBITDA	$10,269	$11,595	$33,845	$31,358

Historically, the Company has presented Consolidated Adjusted EBITDA3 as excluding (i) preproduction costs it has incurred to place the Conway, Arkansas extract and ready-to-drink facility into commercial service (“pre-production costs”), and (ii) a portion of the operating costs the Company incurs to produce products for sale as it scales its production capabilities within the facility (“scale-up costs”). The Company disclosed these costs under the heading “Conway extract and ready-to-drink facility start-up costs” in its reconciliation of net (loss) income to Adjusted EBITDA for historical financial results. Beginning in the third quarter of 2024, the Company no longer excludes scale-up costs in the determination of Consolidated Adjusted EBITDA.  Consolidated Adjusted EBITDA for the three and six months ended June 30, 2024 has been revised to exclude the impact of scale-up costs, as follows:

	Three Months Ended	Six Months Ended
(Thousands)	June 30, 2024	June 30, 2024
Consolidated Adjusted EBITDA, as presented	$13,664	$24,806
Conway extract and ready-to-drink facility scale-up costs	(1,230)	(1,230)
Consolidated Adjusted EBITDA, as revised	$12,434	$23,576

3 In prior filings and earnings releases, “Consolidated Adjusted EBITDA” was referred to as “Adjusted EBITDA”.

Non-GAAP Financial Measures

We refer to EBITDA and Consolidated Adjusted EBITDA in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net (loss) income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA and Consolidated Adjusted EBITDA are important non-GAAP supplemental measures of operating performance as they contribute to a meaningful evaluation of the Company’s future operating performance and comparisons to the Company’s past operating performance. The Company believes that providing these non-GAAP financial measures helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance.

We define “EBITDA” as net (loss) income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Consolidated Adjusted EBITDA” as EBITDA before equity-based compensation expense and the impact, which may be recurring in nature, of transaction, restructuring and integration related costs, including management services and consulting agreements entered into in connection with the acquisition of S&D Coffee, Inc., impairment charges, changes in the fair value of warrant liabilities, non-cash mark-to-market adjustments, certain non-capitalizable costs necessary to place the Conway extract and ready-to-drink facility into commercial production, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, gains or losses on dispositions, and other similar or infrequent items (although we may not have had such charges in the periods presented). We believe EBITDA and Consolidated Adjusted EBITDA are important supplemental measures to net (loss) income because they provide additional information to evaluate our operating performance on an unleveraged basis.

Since EBITDA and Consolidated Adjusted EBITDA are not measures calculated in accordance with GAAP, they should be viewed in addition to, and not be considered as alternatives for, net income (loss) determined in accordance with GAAP. Further, our computations of EBITDA and Consolidated Adjusted EBITDA may not be comparable to that reported by other companies that define EBITDA and Consolidated Adjusted EBITDA differently than we do.